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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE



               VIRATA COMPLETES ACQUISITION OF INVERNESS SYSTEMS
                 FOR ENHANCED SOFTWARE NETWORKING CAPABILITIES

     Virata Expands Broadband Semiconductors and Software Solutions Through
            Inverness Systems' ATM, IP and MPLS Networking Software

     SANTA CLARA, Calif., May 4, 2000 - Virata Corporation (Nasdaq: VRTA) today announced that it has completed its acquisition of Inverness Systems, Ltd., a leading supplier of ATM, IP and MPLS networking software solutions that are currently being used worldwide by many of the top ten networking and telecommunications companies. Under the terms of the share purchase agreement, Virata will issue approximately 1.0 million shares of common stock to acquire all of the outstanding shares of Inverness Systems. In addition, Virata assumed all of the outstanding Inverness stock options, which will entitle the holders to purchase approximately 260,000 shares of Virata's common stock.
     "This acquisition further demonstrates our commitment to delivering the complete solutions our customers need in the DSL and broadband wireless local loop markets," said Virata Chief Executive Officer Charles Cotton. "Inverness Systems' ATM, IP and MPLS networking software allows us to expand our capabilities and extend our leadership position as the only full solutions provider for broadband semiconductors and software addressing the next generation of highly integrated DSL products."
     "In addition, we are able to leverage Inverness Systems' strategic locations in Israel and Massachusetts and take advantage of their engineering talent to enhance our technology offerings for advanced communications products," added Cotton.
     Virata intends to continue operations in these offices to extend its worldwide sales, marketing and support infrastructure and expand engineering centers of excellence for software networking technologies.

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Virata Completes Inverness Systems Acquisition          Page 2-2-2-2

About Virata
     Virata Corporation provides communications processors combined with integrated software modules to manufacturers of equipment utilizing digital subscriber line (DSL) technologies. These "integrated software on silicon" product solutions enable customers to develop a diverse range of broadband wireless and DSL equipment including modems, gateways, routers, and integrated access devices targeted at the voice and high-speed data network access market. Virata's products are designed to enable DSL equipment manufacturers to simplify product development, reduce the time it takes for products to reach the market and focus resources on product differentiation and improvement.
     Virata is a principal member of the ATM and DSL Forums, and is a member of the ITU. A publicly traded company on the Nasdaq stock exchange, Virata was founded in 1993 and is headquartered in Santa Clara, California.

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Virata is a registered trademark of Virata Corporation. All other trade, product, or service names referenced in this release may be trademarks or registered trademarks of their respective holders.


Except for historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially. Factors that might cause a difference include, but are not limited to, those relating to evolving industry standards, the pace of development and market acceptance of Virata's products and the DSL market generally, commercialization and technological delays or difficulties, the impact of competitive products and technologies, competitive pricing pressures, manufacturing risks, the possibility of our products infringing patents and other intellectual property of third parties, product defects, costs of product development, the company's ability to complete the acquisition in the time period outlined, or at all, and extract value from the acquisition, and manufacturing and government regulation. Virata will not update these forward-looking statements to reflect events or circumstances after the date hereof. More detailed information about potential factors that could affect Virata's financial results is included in the documents Virata files from time to time with the Securities and Exchange Commission.

Virata Contacts:        Kelly Morris (Public Relations)
                        408-566-1000

Investor Relations Contacts (Financial Relations Board, Inc.):
                        Lisa Chainey (general info)
                        Susan Katz (investors)
                        Scott Marx (media)
                        415-986-1591